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                                                                    EXHIBIT 5.01


                      [LETTERHEAD OF DEWEY BALLANTINE LLP]


                                                              _____ __, 1999



AppliedTheory Corporation
40 Cutter Mill Road, Suite 405
Great Neck, New York  11021


         Re: AppliedTheory Corporation - Registration Statement on Form S-1 (the "Registration Statement")


Dear Ladies and Gentlemen:

                  We are acting as counsel for AppliedTheory Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale pursuant to the Registration Statement (File No. 333-72133) of shares of common stock, par value $0.01 per share, of the Company (the "Shares").

                  We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

                  Based on the foregoing, we are of the opinion that, upon issuance and delivery in accordance with the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  Our opinion set forth herein is limited in all cases to matters arising under the General Corporation Law of the State of Delaware. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of
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AppliedTheory Corporation
_____ __, 1999
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persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ Dewey Ballantine LLP

                                      Dewey Ballantine LLP


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